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                                                                   Exhibit 23.02





                         INDEPENDENT AUDITORS' CONSENT


To the Board of Directors of
Entercom Communications Corp.
Bala Cynwyd, Pennsylvania

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-61381 of Entercom Communications Corp. of our report dated June 10, 1998, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Salt Lake City, Utah
January 4, 1999